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                                                           Exhibit 8

                                     [LETTERHEAD]


                                   November 3, 1997

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
1400 West Northwood Street
Greensboro, North Carolina 27408

              Re: $106,387,500 Aggregate Offering Price of Securities ("Securities") of Tanger Factory Outlet Center, Inc. (the "Company") and Tanger Properties Limited Partnership (the "Operating Partnership")

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company and the Operating Partnership on November 3, 1997 with the Securities and Exchange Commission, in connection with the registration of the Securities under the Securities Act of 1933, as amended, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company and the Operating Partnership. We have also been furnished with and with your consent have relied upon certain representations made by the Company and the Operating Partnership as to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). Moreover, we have relied, with your permission, exclusively upon the opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., dated November 3, 1997, with respect to certain matters of North Carolina law.


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LATHAM & WATKINS

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
November 3, 1997
Page 2

         In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts, assumptions and representations it is our opinion that:

         (1) Commencing with the Company's taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations of the Company and the Operating Partnership referred to above, will enable the Company to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

         (2) The statements in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations to the Company of its REIT Election" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels

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LATHAM & WATKINS

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
November 3, 1997
Page 3


and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

         This opinion is rendered only to you, and is solely for your use in connection with the issuance of Securities by the Company and the Operating Partnership pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                             Very truly yours,